UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(D) of theSecurities Exchange Act of 1934

Date of Report: (Date of earliest event reported):  January 29, 2008

FORTRESS FINANCIAL GROUP, INC.
 (Exact name of registrant as specified in charter)
Wyoming
(State or other Jurisdiction of Incorporation or Organization)
000-24262 (Commission File Number)	1903 60th Place E, Suite M2240 Bradenton, Florida 34203	91-1363905 (IRS Employer Identification No.)
(Address of Principal Executive Offices and zip code)

(954) 840-6961
(Registrant's telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On January 15, 2008, Fortress Financial Group, Inc. (the “Company”) issued a total of 40,000,000,000 shares of its common stock, restricted in accordance with Rule 144, to the shareholders of Moneyworx, Inc. in proportion to the percentage of Moneyworx, Inc. owned by the individuals, in accordance with the terms of the Share Exchange Agreement by and between the Company and Moneyworx, Inc., dated January 8, 2008.

The shares issued to the stockholders of Moneyworx, Inc. were issued in reliance on the exemption under Section 4 (2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4 (2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4 (2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4 (2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4 (2) of the Securities Act of 1933 for these transactions.

ITEM 9.01                       FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Exhibits

99.1                             Stock Purchase Agreement with Moneyworx, Inc., dated January 8, 2008

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Fortress Financial Group, Inc.

January 29, 2008	By:	/s/ Alan Santini
Alan Santini
Chief Executive Officer

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